CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

__________________COUNTY	)
) ss.
STATE OF ________________	)

Defendant, Kedem Pharmaceuticals Inc., a Nevada corporation (“Defendant”), hereby knowingly and voluntarily waives service of process and consents to the entry of a Judgment by Confession in substantially the form attached hereto as Exhibit A (the “Judgment by Confession”), to be entered at the request of counsel for ●, an Illinois limited liability company, and its successors or assigns (“Plaintiff”), if an Event of Default (as defined in that certain Secured Convertible Promissory Note dated June 16, 2011 (the “Note”)) occurs. The Judgment Amount (as defined in the Judgment by Confession) shall be all unpaid amounts accrued and owing under the Note, together with reasonable attorneys’ fees and collection costs, at the time the Judgment by Confession is filed. Plaintiff agrees it will not file the Judgment by Confession unless and until an Event of Default has occurred under the Note; provided, however, that upon such an occurrence, Plaintiff shall be entitled to immediately file such Judgment by Confession in ex parte fashion. Plaintiff’s counsel shall provide the Court with an affidavit stating that Defendant has failed to abide by and satisfy the terms of the Note and stating the Judgment Amount.

[Remainder of Page Intentionally Left Blank]

KEDEM PHARMACEUTICALS INC.

By: ____________________________         Dated: __________________________________
Name:  Hassan Salari
Title: Chief Executive Officer

Subscribed and sworn to before me by Hassan Salari on this 27th day of October 2011.

____________________________________
Notary Public

[Signature Page to Consent to Entry of Judgment by Confession]

EXHIBIT A TO CONSENT TO JUDGMENT
________________________________ (________)
________________________________
________________________________
________________________________
Telephone:  (_____) _______________
Facsimile: (_____) ________________

Attorney for ●

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

FIRST MUNICIPAL DISTRICT

COUNTY DEPARTMENT – LAW DIVISION

●, an Illinois limited liability company, Plaintiff, vs. KEDEM PHARMACEUTICALS INC., a Nevada corporation, Defendant.	) ) ) ) ) ) ) ) ) )	JUDGMENT BY CONFESSION Case No. _____________________________ Judge ________________________________

Pursuant to 735 ILCS 5/2-1301(c) and the affidavit of counsel for ●, an Illinois limited liability company, its successors or assigns (“Plaintiff”), the Court hereby enters judgment against Kedem Pharmaceuticals Inc., a Nevada corporation (“Defendant”), as follows:

1.           Defendant failed to comply with the terms of that certain Secured Convertible Promissory Note dated June 16, 2011, made by Defendant in favor of Plaintiff, a copy of which is attached hereto as Attachment 1 (the “Note”), in that Defendant failed to make a required payment or payments thereunder or otherwise abide by and satisfy the terms thereof.

2.           By virtue of Defendant’s default and violation of the Note, judgment in favor of Plaintiff is hereby entered against Defendant in the amount of Four Million Four Hundred Thirty-Five Thousand Ten Dollars and Forty-Six Cents ($4,435,010.46), plus costs (including reasonable attorneys’ fees) and accrued and unpaid interest, penalties, fees, and adjustments, less any payments previously made by Defendant, which net amount is $________________ (the “Judgment Amount”).

3.           Interest shall accrue on the Judgment Amount at the rate of twelve percent (12%) per annum until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.

4.           It is agreed that this Judgment by Confession shall not be filed or recorded by Plaintiff until or unless the occurrence of an Event of Default (as defined in the Note).

DATED this ____day of ___________, 20___.

BY THE COURT

___________________________________
First Municipal District Court Judge

ATTACHMENT 1

SECURED CONVERTIBLE PROMISSORY NOTE